                                                                 Exhibit 10.4.18

                                                  Geothermal Lease and Agreement
                                                 Union Oil Company of California

                                     UNION

              THIS GEOTHERMAL LEASE AND AGREEMENT, (herein sometimes referred to as "Lease") made and entered into as of this 18th day of July, 1979, by and between CHARLES K. CORFMAN, an unmarried man as his sole and separate property, hereinafter referred to is "Lessor", whether one or more, and UNION OIL COMPANY
OF CALIFORNIA, a California corporation, hereinafter referred to as "Lessee";

                                   WITNESSETH:

              1. That Lessor, for and in consideration of Ten Dollars ($10.00)
in hand paid to Lessor by Lessee, the rentals provided for hereinafter, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the covenants and agreements hereinafter contained, to be kept and performed, Lessor has granted, leased, let and demised and by these presents does grant, lease, let and demise exclusively to Lessee, its grantees, successors and assigns, upon and subject to the terms and conditions hereinafter set forth, all that certain land

(herein sometimes referred to as the "leased land") situate, in the County of
Imperial,

State of California, and more particularly described as follows, to-wit:

Reference is made to Exhibit "A" attached hereto and made a part hereof.

containing 80.0, acres, more or less, including all accretions thereto and all lakes, streams, canals, waterways, dikes, roads, streets, alleys, easements and rights of way, on, within, or adjoining the lands above described and including all strips or parcels of land contiguous, adjacent to or adjoining the above described land, and owned or claimed by Lessor. This lease shall cover all the interest in tire leased land now owned or hereinafter acquired by Lessor. For the purpose of calculating any payments based on acreage, Lessee, at Lessee's option, may act as if the leased land and its constituent parcels contain the acreage above stated, whether they actually contain more or less.

              By the use of such methods as Lessee may desire, Lessee shall have the soil and exclusive right to explore for, drill for, test, develop, operate, produce, extract, take,

remove and sell Hot Water, Steam and Thermal Energy and Extractable Minerals
from the leased land, and to store, utilize, process, convert and otherwise treat such Hot Water, Steam and Thermal Energy upon the leased land, end to extract any Extractable Minerals during the term hereof and to transport same from the leased land, and to inject or reinject in the leased land effluents from wells located on the leased lands or on lands in the vicinity thereof; or
inject water, gas or other fluids or substances by artificial means into formations containing Hot Water, Steam or Thermal Energy, with the right of entry on the leased lands and use and occupancy thereof at all times for said purposes and the furtherance thereof, including the right to construct, use and maintain thereon roads, ponds, pipelines, utility lines, power and transmission lines, plants, structures, facilities and installations and to remove same.
Further, the Lessee or anyone purchasing Leased Substances (as hereinafter defined) from Lessee is hereby granted the use of the roads and ponds on the leased land, together with such rights of way and easements across said land, for the construction of such roads, ponds, pipelines, utility lines, power and transmission lines, plants, structures, facilities and installations as are necessary or convenient for the exploration, drilling, testing, operation, production, development, extraction, taking, processing, conversion, removal, sales and transportation of Leased Substances and/or Geothermal Resources (as
hereinafter defined) on the leased lands or lands in the vicinity thereof. In the event this lease should terminate with respect to a portion of the rights granted Lessee, it shall nevertheless continue in full force and effect with respect to those roads, ponds, pipelines, utility lines, power and transmission lines, plants, structures, facilities and installations, as well as the rights of way and/or easements appurtenant thereto that are being used at the time of such termination and shall continue in effect so long as such roads, ponds, pipelines, utility lines, power and transmission lines, plants, structures, facilities, installations and rights of way and/or easements or any of them are being used for the purposes above described or for the production and utilization of Geothermal Resources from lands in the vicinity thereof by
Lessee, or anyone formerly purchasing Leased Substances from Lessee, their successors and assigns. The possession by Lessee of the leased land shall be sold and exclusive for the purposes hereof and for purposes incident or related thereto, except that Lessor reserves the right to use and occupy said land or to lease or otherwise deal with the same for mining or extraction and utilization of minerals lying on the surface or in vein deposits on or in said land or for the extraction of oil, natural hydrocarbon gas and other hydrocarbon substances, or for any and all uses other than the use and rights permitted to Lessee hereunder; provided that such use and occupancy does not interfere with Lessee's rights hereunder. Lessee agrees to conduct its activities in a manner which will not unreasonably interfere with the rights reserved to Lessor.

              For the purposes hereof the following definitions shall apply:

              (a) The terms "Hot Water", "Steam" and "Thermal Energy" each shall mean natural geothermal water and/or steam, and shall also mean the natural heat of the

     earth and the energy present in, resulting from or created by, or which may be extracted from, the natural heat of the earth or the heat present below the surface of the earth, in whatever form such heat or energy occurs;

              (b) The term "Extractable Minerals" shall mean any minerals in solution in the well effluence and all minerals and gases produced from or by means of any well or wells on the leased land or by means of condensing steam or processing water produced from or the effluence from any such well or wells; said term shall also include any water so produced or obtained from condensation of steam; and further provided that the term "gases"
     shall not include hydrocarbon gases that can be produced separately from the well effluents;

              (c) The term "Leased Substances" shall collectively mean the matter, substances and resources defined in subsections 1 (a) and 1 (b)
     that are the subject of this lease;

              (d) The term "Geothermal Resources" shall collectively mean the matter, substances and resources defined in subsections 1 (a) and 1 (b)
     that are not subject to this lease but are located on adjacent land or lands in reasonable proximity thereto;

              (e) The term "Power Potential" shall mean, when used herein with respect to any well or wells, the quantity, or units, of energy capable of being recovered from the Hot Water, Steam or Thermal Energy produced therefrom by means of any energy conversion or utilization facility
     (including, but not limited to, electrical generating facilities) or equipment designed for use thereof;

              (f) The term "Sufficient Power Potential" shall mean that Power
     Potential which, in the judgment of Lessee shall be sufficient for the commercial sale or utilization thereof, or shall warrant the construction of facilities for the commercial sale or other utilization thereof, or shall justify additional drilling or other operations on the leased land;

              (g) The term "Commercial" shall mean those quantities of leased
     Substances produced, sold or used, the value of which, after determining
     Lessee's direct operating costs (or extraction costs in the case of extractable minerals) will be capable of providing a sufficient return to cause Lessee, its sole judgment, to continue production thereof or to elect to proceed with further development or exploratory operations on the leased land.

              2. This lease shall be for a term of five (5) years from and after the date hereof (herein called "primary term") and so long thereafter as Leased
Substances, or any of them, be derived or produced in Commercial quantities from the leased land or lands

pooled, unitized or combined therewith, an for so long as Lessee is prevented from producing same, or the obligations of Lessee hereunder are suspended, for the causes hereinafter set forth, or this lease is continued in force by reason of any other provision hereof.

              If at the expiration of the primary term Lessee has not completed one or more wells on the leased land or lands pooled, unitized or combined therewith, separately or collectively producing or being capable of producing
Hot Water, Steam or Thermal Energy of Sufficient Power Potential and/or
Extractable Minerals in Commercial quantities but Lessee is then engaged in operations for drilling, reworking, recompleting or redrilling of any well on the leased land or lands pooled, unitized or combined therewith, this lease shall remain in force so long as drilling, reworking, recompleting or redrilling operations are prosecuted (whether on the same or different wells) with no cessation of more than six (6) months, and if they result in production or the establishment to the satisfaction of the Lessee of the existence of Sufficient
Power Potential and/or Extractable Minerals in Commercial quantities, such well or wells will be deemed to have been completed and such existence so established during the primary term of this lease.

              3. It is understood and agreed that the initial consideration paid upon the execution hereof, covers both the rental in full hereunder for a period of one (1) year from the date of this Lease and for all other rights conferred hereunder. If on or before one (1) year from the date hereof Lessee has not drilled a well or wells on the leased land or lands pooled, unitized or combined therewith as to indicate or establish to the satisfaction of Lessee the existence of Sufficient Power Potential and/or Extractable Minerals in
Commercial quantities, then, but subject to Lessee's right of surrender, on or before said anniversary date, Lessee shall pay or tender to Lessor an annual rental in the amount of Two Thousand Eight Hundred and no/100 Dollars
($2,800.00), which shall constitute rental until the next anniversary date hereof, and thereafter Lessee shall, on or before each succeeding anniversary date during the primary term hereunder, pay or tender to Lessor an annual rental in the aforesaid amount, this until such time as from the drilling of a well or wells on the leased land, or lands pooled, unitized or combined therewith, there has been established to the satisfaction of the Lessee the existence of
Sufficient Power Potential and/or Extractable Minerals in Commercial quantities.
Upon such establishing as aforesaid, Lessee may nevertheless continue to pay or tender annual rental payments on or before each anniversary date, this until
Lessee has commenced the actual sale of one or more Leased Substances, and so long as such annual rental payments be so paid or tendered this lease shall remain in force and effect, even though thereby extended past the primary term, and all payments so paid or tendered after the expiration of said primary term shall be deemed advance royalties, and Lessee Shall have the right to reimburse itself for any such payment out of one-half (1/2) of any royalties which shall thereafter become payable hereunder, and so long as same are paid each well or wells

shall be deemed to be actually producing one or more Leased Substances in
Commercial quantities under the terms hereof; provided, however, that if within five (5) years from the date of expiration of the primary term hereof Lessee shall have failed to make, or make arrangements for by executed contract or contracts, a bona fide Commercial sale of one or more Leased Substances then
Lessor, at its option, may consider Lessee in default hereunder. Additionally, should Lessee fail to make any annual payment herein provided for on or before a particular anniversary date, Lessor may, at its option, consider Lessee in default hereunder.

              4. Lessee shall pay to Lessor as royalty Ten Percent (10%) of the gross proceeds received by Lessee from the sale of Hot Water, Steam or Thermal
Energy, as such, produced from the leased land at and as of the point of origin on the leased land; royalty on Hot Water, Steam or Thermal Energy may be computed and paid for on the basis of the amount produced, saved and sold by
Lessee, or may be computed on the basis of the number of kilowatt hours of electric power generated by the use of such Hot Water, Steam or Thermal Energy, but Shall be computed and paid for on whatever basis which shall properly reflect the royalty portion of the gross proceeds received by Lessee from the sale of Hot Water, Steam and Thermal Energy, as such, produced from the leased land at and as of the point of origin on the leased land. With respect to
Extractable Minerals, Lessee shall pay as royalty to Lessor Ten Percent (10%) of the net proceeds received by Lessee from the sale of any gases (as herein defined) and from the sale of effluence (containing minerals and/or minerals in solution) produced and sold from any well or wells on the leased and, or, in the event Lessee extracts from the effluence minerals and/or minerals in solution,
Ten Percent (10%) of the proceeds received by Lessee from the sale of minerals and/or minerals in solution contained in and extracted from the effluence produced and sold from such well or wells less costs of transportation and extraction. If Lessee consumes Leased Substances or electric power generated therefrom, by either use or exchange, for purposes other than its operations on or with respect to the leased land, then such Leased Substances or electric power generated therefrom shall be deemed sold for royalty purposes and the above described royalty shall be paid on the same value basis as of such Leased
Substances or electric power generated therefrom had been sold by Lessee at the time of production under Lessee's then existing sales contract. Lessee shall pay to Lessor on or before the twenty-fifth day of each month the royalties accrued and payable for the preceding calendar month, or on or before the twenty-fifth day of the month next following that in which Lessee receives payment therefor from the purchaser thereof, whichever method shall apply, and in making such royalty payments Lessee shall deliver to Lessor statements setting forth the basis for computation and determination of such royalty.

              Lessee shall not be required to account to Lessor for or to pay any royalty on Hot Water, Steam, Thermal Energy or Extractable Minerals produced by Lessee on the leased land which is not utilized, saved and sold, or which is used by Lessee in its

operations on or with respect to the leased land for or in connection with the developing, recovering, producing, extracting and/or processing of Hot Water,
Steam, Thermal Energy and/or minerals in solution or in facilities used in connection therewith, including operations of facilities for the generation of electric power, or which are unavoidably lost.

              Lessee shall have the right from time to time and at any time to commingle (for purposes of storing, transporting, utilizing, selling or processing, or any of them) the Leased Substances or any of them that are produced or extracted from the leased land or lands pooled, unitized or combined therewith with Geothermal Resources or any of them produced from other lands or units in the vicinity of the leased land, and in the event of such commingling,
Lessee shall meter, gauge, or measure the production from the leased land, or from the unit or units, including leased land and other units or lands, as the case may be, and compute and pay Lessor's royalty payable under the provision, hereof on the basis of such production so determined or allocated, as the case may be.

              5. Lessee shall have the right to drill such well or wells on the leased land as Lessee may deem desirable, including welts for injection or reinjection purposes, and shall have the further right to dispose in any such wells waste brine, water and other substances, waste products from a well or wells, power plants or other facilities, located on the leased lands or from wells, power plants or other facilities, located in the vicinity of the leased lands. Lessee shall further have the right for testing purposes, to freely transfer Leased Substances and Geothermal Resources produced from wells located on the leased lands or lands in the vicinity thereof to and from the leased lands and to inject such geothermal substance into a well or wells located on the leased lands.

              6. Lessee may, at any time or from time to time, as a recurring right within twenty (20) years from the date hereof, for drilling, development, production or operating purposes pool, unitize or combine all or any part of the leased land into a unit with any other land or lands or lease or leases (whether held by Lessee or others) adjacent, adjoining or in the immediate vicinity of the leased land which Lessee desires to develop or operate as a unit, provided that the total acreage to be embraced within any such drilling, development, production, or operating unit shall not exceed one thousand nine hundred twenty
(1,920) acres, plus an acreage tolerance of Ten Percent (10%), except that a larger unit may be created to conform to Stale or Federal regulations. In the event a unit is so created, either Lessee shall record in the office of the county recorder in the county in which the leased land is situated a written declaration of such unit or Lessee shall give written notice of such declaration to Lessor. Any well (whether or not Lessee's well) commenced, drilled, drilling and/or producing or being capable of producing in any part of such unit shall for all purposes of this lease be deemed a well commenced, drilled, drilling and/or producing on the leased land, and Lessee shall have the same rights and obligations with respect thereto and to drilling and producing operations upon the lands from time to time included within any such unit as Lessee would have if such lands

constituted the leased land; provided, however, that notwithstanding this or any other provision or provisions of this lease to the contrary:

              (a) production as to which royalty is payable from any such well or wells drilled upon any such unit, whether located upon the leased land or other lands, shall be allocated to the leased land in the proportion that the surface acreage of the leased land in such unit bears to the total surface acreage of such unit, and such allocated portion thereof shall for all purposes of this lease be considered as having been produced from the leased land and the royalty payable under this lease with respect to the leased land included in such unit shall be payable only upon that proportion of such production so allocated thereto, and

              (b) if any taxes of any kind are levied or assessed (other than taxes on the land and on Lessor's improvements), any portion of which is chargeable to Lessor under Section 15 hereof, then the share of such taxes to be borne by Lessor as provided in this lease, shall be in proportion to the share of the production from such unit allocated to the leased land.

              Allocation of production from any such unit, whether to the leased land or in like manner to other lands therein, shall continue notwithstanding any termination, either in whole or in part (by surrender, forfeiture or otherwise), of this or any other lease covering lands in such unit until such time as the owner of such lands so terminated shall enter into an agreement to drill for or produce or shall drill for or produce or permit or cause the drilling for or production from any part of such lands, whereupon all such lands formerly included in such unit and as to which the lease covering the same shall have terminated shall be excluded in determining the production to be allocated to the respective lands in such unit; additionally, in the event of the failure of Lessor's, or any other owner's, title as to any portion of the land included in any such unit, such portion of such land shall likewise be excluded in allocating production from such unit; provided, however, Lessee shall not be held to account for any production allocated to any lands excluded from any such operating unit unless and until Lessee has actual knowledge of the circumstances requiring such exclusion. Any exclusion shall be deemed effective the first day of the month next following the date upon which such exclusion becomes finally established.

              Lessee may, at its sole option, at any time when there is no
Commercial production in such unit, terminate such unit by a written declaration thereof, in the same manner in which it was created.

              7. No well shall be drilled within Three Hundred (300) feet of any residence or barn now on leased land without Lessor's consent. Lessee shall have free use of water from leased land for all operations thereon or on land or lands pooled, unitized or

combined therewith, provided that such free use shall not interfere with
Lessor's own use for domestic, commercial, stock or agricultural purposes, nor interfere with any contractual commitments of Lessor relating thereto and existing on the date hereof. Lessee shall not be entitled to free use of any water which has been or is being purchased by Lessor.

              Lessee agrees to fence all sump holes or other excavations, and upon abandonment of any well on the leased land, or the termination of the lease, Lessee shall level and fill all sump holes and excavations, shall remove all debris and shall leave the locations or premises used by Lessee in a clean and sanitary condition, and farmable condition.

              Lessee shall protect Lessor's interest in the leased land against liens of every character arising from its operations thereon. Lessee, at its own expense, prior to commencing operations on the leased land shall obtain, and thereafter while this lease is in effect shall maintain, adequate Workmens
Compensation Insurance. Lessee shall protect and hold harmless Lessor against damages of every kind and character arising out of the operations or working of
Lessee or those under Lessee's control upon the leased land, but Lessee shall not be liable hereunder in the event of the negligence or willful misconduct of parties other than Lessee. In the event any building or personal properly be damaged or destroyed, or grazing or agricultural lands be damaged by Lessee's operations, then Lessee shall be liable for such damages.

              Lessee shall have the right at any time and from time to time to remove from the leased land any and all casing, machinery, equipment, structures, installations and property of every kind and character placed upon said leased land by or pursuant to permission of Lessee, provided that if such removal should occur after termination of all rights granted herein same shall be completed within a reasonable time thereafter.

              8. If Lessee or anyone purchasing Leased Substances or Geothermal
Resources from Lessee constructs a plant on the leased land for the conversion of Leased Substances or Geothermal Resources into heat, power or another form of energy or for the extraction and processing of by-products or both, and production from the leased land subsequently ceases or this Lease expires, terminates or is forfeited, then Lessee or such purchaser upon payment of an annual rental equal to 10% of the market value as determined from the previous year's tax assessment attributable to Lessor's interest in the surface of the lands so occupied shall have the continuing right to retain the plant on the leased land together with the right and easement to go over, upon and across said land together with rights of ingress and egress for purposes of maintaining and operating such plant and connected pipelines, transmission lines and other associated facilities so long as such plant utilizes Leased Substances or
Geothermal Resources from other lands in the vicinity thereof.

              9. For the consideration paid at the time of execution of this
Lease and without any additional consideration to be paid therefor, except as provided below, Lessor hereby grants to Lessee, its successors and assigns, the following rights, rights of way and easements in, under, upon, through and across the leased land or other lands contiguous, adjacent to or adjoining the leased lands which may be exercised at any time or from time to time during the duration of this lease and as long thereafter as Lessee exercises any of the rights granted in this section:

              (a) The sole and exclusive right to locate a well or wells on the surface of the leased land and to slant drill said well or wells into, under, across and through the leased land and into and under lands other than the leased land together with the right to repair, redrill, deepen, maintain, inject in, rework and operate or abandon such well or wells for the production of Geothermal Resources from such other lands together with the right to develop water from the leased land for any of Lessee's operations pursuant to this Section and together with the right to construct, erect, maintain, use, operate, replace, or remove all roads, ponds, pipelines, utility lines, power and transmission lines, plants, structures, facilities and installations, together with all other rights necessary or convenient for Lessee's operations under this Section and together with rights of way for passage over and upon and across and ingress and egress to and from the leased land or other lands contiguous, adjacent to or adjoining the leased lands;

              (b) The sole and exclusive right to drill into and through the leased land below a depth of five hundred feet (500') from the surface thereof, by means of a well or wells drilled from the surface of lands other than the leased land, and the right to abandon or repair, redrill, deepen, maintain, inject in, rework and operate such well or wells for the production of Geothermal Resources from lands other than the leased lands;

              (c) The sole and exclusive right to move Leased Substances and
     Geothermal Resources to, from and across leased lands when Lessee or anyone purchasing Leased Substances or Geothermal Resources is required to comply with the laws and regulations of Federal, State, County, Municipal or other governmental agencies, authority, or representative.

              If Lessee exercises the rights granted by Lessor in subsection (a)
hereof, Lessee shall pay to Lessor an annual rental computed at the rate of One
Hundred Dollars ($100.00) per acre for each surface acre of the leased land being exclusively occupied by Lessee pursuant to such grant. If Lessee exercises the rights granted in subsection (b) hereof, and thereafter completes a well capable of producing Geothermal Resources in quantities deemed Commercial by
Lessee or the well is operated by Lessee as an injection well, then Lessee shall within sixty (60) days after such completion pay Lessor

an annual rental computed at the rate of One Dollar ($1.00) per rod of horizontal projection of the survey course of that part of the bore hole of such well traversing the subsurface of the leased land. Any such rentals shall continue until such well is abandoned. Any well drilled under the provisions of this Section shall be drilled so that the producing or injecting interval thereof shall lie wholly outside the boundary of the leased land and Lessor recognizes and agrees that Lessor has no interest in any such well or wells drilled pursuant to this Section or any production therefrom.

              Any surrender or termination under any other provision of this lease shall be effective notwithstanding the fact that Lessee in and by such surrender or termination reserves the rights granted to Lessee under this
Section, and regardless of such surrender or termination, the rights granted under this Section shall continue for the term hereinabove granted in this
Section.

              10. Lessor, or its agents, at Lessor's sole risk, may during hours of operation examine the leased land and the workings, installations and structures thereon and operations of Lessee thereon, and may at reasonable times inspect the books and records of Lessee with respect to matters pertaining to the payment of royalties to Lessor.

              11. Upon the violation of any of the terms and conditions of this lease by Lessee (including but not limited to payment of rental, advance royalty and/or royalty) and the failure of Lessee to, as to monetary matters, make payment, and as to other violations begin in good faith to remedy the same, within sixty (60) days after written notice from Lessor so to do, specifying in said notice the nature of such default, then at the option of Lessor this lease shall forthwith cease and terminate and all rights of Lessee in and to the leased land shall be at an end, save and excepting five (5) acres surrounding each and any well then being drilled, or capable of producing or injecting, or producing or injecting, and in respect to which Lessee shall not be in default, together with the rights, rights of way and easements which may be retained by
Lessee by virtue of the granting clause of this lease, and together with rights granted Lessee in Sections 8 and 9 hereof.

              12. Notwithstanding any other provisions of this lease, and in consideration of the payment made by the Lessee to the Lessor for the execution of this lease, Lessee shall have the right at any time prior to or after default hereunder, to quitclaim and surrender to Lessor all right, title and interest of
Lessee in and to the leased land, or any part thereof, and thereupon all rights and obligations of the parties hereto one to the other shall cease and terminate as to the lands or areas so quitclaimed and surrendered, save and except as to any then accrued monetary obligations or royalty obligations of Lessee then payable as to which Lessee shall remain liable to Lessor, and save and except the rights, rights of way and easements which may be retained by Lessee by virtue of the granting clause of this lease and Sections 8 and 9, and provided that in the event of a

                                       10

partial quitclaim and surrender, any future rentals will be reduced proportionately by the number of acres in the area so quitclaimed and surrendered.

              13. In the event Lessor at the time of making this lease owns a less interest in the leased land than One Hundred Percent (100%) of the right, title and interest herein granted or leased to Lessee, then any payments due
Lessor hereunder shall be paid to Lessor only in the proportions which Lessor's interest bears to a One Hundred Percent (100%) interest therein in the leased land. Notwithstanding the foregoing, should Lessor hereafter acquire any additional right, title or interest in or to the leased land, it shall be subject to the provisions hereof to the same extent as if owned by Lessor at the date hereof, and any increase in payments of money hereunder necessitated thereby shall commence with the payment next following receipt by Lessee of satisfactory evidence of Lessor's acquisition of such additional interest. In the event Lessor has no interest in the Leased Substances produced hereunder, but has an interest in said land, Lessee shall pay Lessor an annual rental equal to 10% of the market value as determined from the previous year's tax assessment for the proportionate part attributable to Lessor's interest in the surface occupied by Lessee in the conduct of its operations hereunder.

              14. Lessor hereby warrants and agree, to defend title to the leased land and agrees that Lessee, at its option, may pay and discharge any taxes, mortgages, trust deeds or other liens or encumbrances existing, levied or assessed on or against the leased land, and in the event Lessee exercises such option, Lessee shall be subrogated to the rights of any holder or holders thereof, and shall have, among other rights, the right of applying to the discharge of any such mortgage, tax or other lien or encumbrance any payments accruing to Lessor hereunder.

              15. Lessee shall pay all taxes levied on Lessee's structures and improvements placed on the leased land by Lessee. Lessee shall pay Ninety
Percent (90%) and the Lessor shall pay Ten Percent (10%) of any taxes assessed against any Leased Substances stored on the leased land. In the event any taxes are levied or assessed against the right to produce Leased Substances from the leased land or in the event any Increase in the taxes levied or assessed against the leased land shall be based upon the production from the leased land of
Leased Substances, then in either such event Lessee shall pay Ninety Percent
(90%) of any such taxes or increase, as the case may be, and Lessor shall pay
Ten Percent (10%) thereof. Lessor shall pay all taxes levied or assessed against the leased land as such without reference to the production of Leased Substances therefrom and shall pay all taxes levied and assessed against any and all rights in or to or with respect to the leased land not covered by this lease and shall pay all taxes levied and assessed against all structures and improvements owned by Lessor or placed on the leased land by or pursuant to permission of Lessor.

                                       11

              16. The rights of either party hereunder may be assigned in whole or in part, and the right and privilege so to do is hereby reserved by each party, and the provisions hereof shall extend to the heirs, personal representatives, successors and assigns of the parties hereto, but no change or division in ownership of the land, rentals or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee, and
Lessee may continue to operate the leased land and to pay and settle rentals or royalties as an entirety, and no such change in ownership shall be binding upon
Lessee until the expiation of thirty (30) days after Lessee is furnished with written notice of such transfer or assignment, together with a certified copy of the instruments of transfer or assignment. In the event of assignment of this lease as to a segregated portion of said land, the rentals payable hereunder shall be apportionable between the several leasehold owners ratably according to the surface area of each, and default in rental payment by one shell not alter the rights of other leasehold owners hereunder.

              17. The obligation of the Lessee hereunder shall be suspended and the terms of this lease shall be extended as the case may be, while Lessee is prevented from complying therewith, in whole or in part, by strikes, lockouts, riots, war or the results thereof, acts of God or the elements, fire, flood, accidents, delay in transportation, inability to secure labor or material in the open market, laws, orders, rules, or regulations of Federal, State, County,
Municipal, or other governmental agencies, authority, or representative, or any other matter or condition beyond reasonable control of Lessee, whether or not similar to the conditions or matters herein specifically enumerated, or while litigation contesting Lessor's title to the leased land or the rights granted
Lessee hereunder or litigation involving Lessee's operations hereunder shall be pending and undetermined or during any period when Lessee has no market for the products it is then capable of producing from the leased land or the market price then available for such products will not produce an acceptable profit,
Lessee, without impairment of its rights hereunder, shall be excused from performance of all obligations hereunder except payment of taxes and protection of the leased land. It is expressly agreed that the prevention or settlement of any litigation or strike or labor disturbance shall not be considered a matter subject to Lessee's control within the meaning of this Section.

              If the permission or approval of any governmental agency is necessary before drilling or producing operations may be commenced on the leased land, then if such permission or approval has been applied for at least thirty
(30) days prior to the date upon which such operations must be commenced under the terms hereof, the obligation to commence such operations shall be suspended until ninety (90) days after the governmental permit is granted or approval given, or if such permit or approval is denied initially, then so long as Lessee in good faith appeals from such denial or conducts further proceedings in an attempt to secure such permit or approval and ninety (90) days thereafter.
Lessor agrees to fully support and cooperate with Lessee in securing permits and authorization to conduct geothermal operations on the leased lands.

                                       12

              If at any time after the expiration of fifteen (15) years from date hereof the production of all Leased Substances ceases for any cause other than one or more of the causes hereinabove enumerated, this lease shall nevertheless remain in full force and effect for an additional period of one (1)
year from cessation and thereafter if, and so long as, Lessee commences and continues diligently and in good faith the steps, operations or procedures to cause a resumption of such production until such production be resumed.

              18. All statements of production and royalty and all payments to be made by Lessee to Lessor hereunder shall be sent to the persons hereinafter set forth, respectively, at the addresses indicated and each such person shall be entitled to receive that portion of the total rentals and royalty payable hereunder as is hereinafter set forth after the name of such person:

                                                           Taxpayer's Ident. No.
                                                           ---------------------
Charles K.  Corfman                             100%            ###-##-####
1590 Nichols Road
El Centro, CA  92243

              Lessee shall, upon notification of change of ownership in the lands or in rentals or royalties hereunder, as provided in Section 16 hereof, divide and distribute the same to the new owners of such interest; provided, however, that if at any time there are three or more persons entitled to rentals or royalties hereunder, Lessee may, at its option, withhold payment of such rentals or royalties until a majority in interest of such persons designate in writing in a recordable instrument delivered to Lessee, a bank, trust company or corporation, as a common agent and depositary, to receive all payments due hereunder to such persons. Such designation may be changed at any time in the same manner. Delivery of all statements and payments hereunder may be made by depositing the same in the United States mail duly addressed to Lessor at the above address or addresses or to such agent and depositary which shall constitute full performance of Lessee's obligation to make such delivery. In the event that the amount payable under this lease shall result in a payment of less than Ten Dollars ($10.00) becoming due Lessor, Lessee may, at its option, withhold and accrue sufficient periodic payments until the total due Lessor exceeds Ten Dollars ($10.00).

19. Any notice herein required or permitted to be given or furnished by one party to the other shall be in writing. Delivery of such written notice to
Lessor shall be made by depositing the same in the United States mail duly certified and addressed to Lessor at same as set forth in paragraph 18 and delivery of such written notice to Lessee shall be made by depositing the same in the United States mail duly certified and addressed to Lessee at Union Oil
Center, 461 South Boylston Street, Los Angeles, California 90017.

                                       13

Either party hereto may by written notice to the other party change its address to any other location.

20. All express and implied covenants of this lease shall be made subject to all applicable laws, governmental orders, rules and regulations. In the event any part or portion or provision of this instrument shall be found or declared to be null, void or unenforceable for any reason whatsoever by any Court of competent jurisdiction, then and in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or conditions hereof; which said remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties hereto, it being specifically understood and agreed that the provisions hereof are severable to, the purposes of the provisions of this clause. In this connection, this lease shall not in any event extend beyond such term as may be legally permissible under present applicable laws, and should any such applicable law limit the term hereof to less than that herein provided, then this lease shall not be void but shall be deemed to be in existence for such term and no longer.

21. If more than one person is named as a Lessor herein and one or more of them fails to execute this lease, said lease shall nevertheless (when accepted by
Lessee) become effective as a lease from such of said named parties Lessor as may have executed the same.

22. This lease may be executed in any number of counterparts and all such counterparts shall be deemed to constitute a single lease and the execution of one counterpart by any party Lessor shall have the some force and effect as if such party had signed all the other counterparts.

                                       14

23. This Geothermal Lease and Agreement and all of the terms, covenants and conditions hereof shall extend to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto.

See Addendum attached hereto and made a part of.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date hereinabove first written.

                                              /s/ Charles K. Corfman
-----------------------------------     ----------------------------------
                                        CHARLES K. CORFMAN

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              Subscribing Witness

                                        UNION OIL COMPANY OF
                                        CALIFORNIA

                                        By:   /s/ Indecipherable
                                            ------------------------------
                                                                   Lessee